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                                                                   Exhibit 23(i)




VIA EDGAR

                      Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com

November 26, 1999

Polynous Trust
345 California Street, Suite 1220
San Francisco, CA 94104

Ladies and Gentlemen:

                  We have acted as counsel to Polynous Trust, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendments No. 3 and No. 4 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of no-par value shares of beneficial interest (the "Shares") of the Polynous Growth Fund (the "Fund"), the sole existing series of the Trust.

                  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

                  (a) the Trust Instrument of the Trust dated April 10, 1996 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

                  (b) the Trust's Certificate of Trust as filed with the Delaware Secretary of State on May 13, 1996, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

                  (c) the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

                  (d)      the Post-Effective Amendments;



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Polynous Trust
November 26, 1999
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                  (e)      resolutions relating to the designation of the Fund
                           as a series of the Trust and the issuance of the Shares adopted by the Board of Trustees of the Trust at a meeting of the Board held on July 17, 1996, certified by an officer of the Trust as being in full force and effect without amendment or modification; and

                  (f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

                  In rendering our opinion below, we have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

                  Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in the Delaware Code Annotated (as updated on Lexis on November 23, 1999). We have not undertaken a review of other Delaware law or court decisions or of any administrative decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

                  Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares have been and will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus respecting the Shares included in the Post-Effective Amendments and in accordance with the Trust Instrument, (ii) all consideration for the Shares has been and will be actually received by the Trust, and (iii) all applicable securities laws have been and will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares were and will be legally issued, fully paid and nonassessable.



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Polynous Trust
November 26, 1999
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                  This opinion is rendered to you solely in connection with the
Post-Effective Amendments and is solely for your benefit. We hereby consent to the use of this opinion in connection with the Post-Effective Amendments. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                                       Sincerely yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP